NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports First Quarter Results
Net Premiums Written Increased to a Record $3.1 Billion;
Return on Equity of 19.9% and Operating Return on Equity of 19.3%

Greenwich, CT, April 21, 2025 - W. R. Berkley Corporation (NYSE: WRB) today reported its first quarter 2025 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2025	2024

Gross premiums written	$3,683,939	$3,362,755
Net premiums written	3,133,302	2,851,291

Net income to common stockholders	417,571	442,471
Net income per diluted share (1)	1.04	1.09

Operating income (2)	404,744	423,324
Operating income per diluted share (1)	1.01	1.04

Return on equity (3)	19.9%	23.7%
Operating return on equity (2) (3)	19.3%	22.7%

(1)The 2024 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on July 10, 2024.
(2)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(3)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

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First quarter highlights included:
•Return on equity and operating return on equity of 19.9% and 19.3%, respectively.
•Record net premiums written grew to $3.1 billion.
•The current accident year combined ratio before catastrophe losses of 3.7 loss ratio points was 87.2%.
•The reported combined ratio was 90.9%, including current accident year catastrophe losses of $111.1 million.
•Average rate increases excluding workers' compensation were approximately 8.3%.
•Net investment income grew 12.6% to $360.3 million.
•Record net invested assets of $30.7 billion.
•Book value per share grew 7.1% in the quarter, before dividends and share repurchases.

The Company commented:
We achieved strong results in the first quarter of 2025 with a 19.9% annualized return on beginning-of-year common stockholders' equity, despite significant first-quarter industry-wide catastrophe losses. These results once again demonstrate our ability to successfully manage underwriting volatility.
Net premiums written grew 10% as market conditions remained favorable in many lines of business, particularly in our Insurance segment. Our 90.9% combined ratio includes 3.7 points of catastrophe losses in a quarter with significant industry catastrophe losses, reflecting our approach to managing volatility as a component of risk-adjusted return.
Net investment income increased significantly compared to the first quarter of 2024, and sequentially from the fourth quarter of 2024, reflecting the impact of higher new money rates on our growing fixed-maturity portfolio and improvement in our investment fund income. The strength of our operating cash flow continues to drive growth in net investable assets, positioning us well for further investment income growth.
Our ability to expand or contract each of our distinct businesses based on specific market conditions remains a significant competitive advantage. This agility enables us to execute our strategy to grow profitably and optimize risk-adjusted returns, while successfully navigating risks and embracing opportunities. We are confident that we will continue to deliver outstanding value to shareholders over the remainder of 2025 and beyond.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 21, 2025, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2025 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, the impact of tariffs and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2025 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2025	2024
Revenues:
Net premiums written	$3,133,302	$2,851,291
Change in unearned premiums	(120,921)	(86,944)
Net premiums earned	3,012,381	2,764,347
Net investment income	360,292	319,839
Net investment gains:
Net realized and unrealized gains on investments	15,711	11,503
Change in allowance for credit losses on investments	644	14,277
Net investment gains	16,355	25,780
Revenues from non-insurance businesses	128,909	120,992
Insurance service fees	28,929	25,319
Other Income	533	496
Total Revenues	3,547,399	3,256,773
Expenses:
Loss and loss expenses	1,900,792	1,663,778
Other operating costs and expenses	949,910	868,589
Expenses from non-insurance businesses	126,364	118,607
Interest expense	31,727	31,728
Total expenses	3,008,793	2,682,702
Income before income tax	538,606	574,071
Income tax expense	(121,257)	(132,036)
Net Income before noncontrolling interests	417,349	442,035
Noncontrolling interest	222	436
Net income to common stockholders	$417,571	$442,471

Net income per share (1):
Basic	$1.05	$1.10
Diluted	$1.04	$1.09

Average shares outstanding (1) (2):
Basic	396,929	402,317
Diluted	399,825	405,757

(1)The 2024 per share amounts were restated for comparative purposes to reflect the 3-for-2 common stock split effected on July 10, 2024.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2025	2024
Insurance:
Gross premiums written	$3,216,952	$2,921,050
Net premiums written	2,694,455	2,445,715
Net premiums earned	2,642,507	2,398,768
Pre-tax income	509,505	478,149
Loss ratio	63.9%	61.8%
Expense ratio	27.8%	28.4%
GAAP Combined ratio	91.7%	90.2%

Reinsurance & Monoline Excess:
Gross premiums written	$466,987	$441,705
Net premiums written	438,847	405,576
Net premiums earned	369,874	365,579
Pre-tax income	120,380	127,624
Loss ratio	57.7%	49.8%
Expense ratio	27.7%	29.8%
GAAP Combined ratio	85.4%	79.6%

Corporate and Eliminations:
Net investment gains	$16,355	$25,780
Interest expense	(31,727)	(31,728)
Other expenses	(75,907)	(25,754)
Pre-tax loss	(91,279)	(31,702)

Consolidated:
Gross premiums written	$3,683,939	$3,362,755
Net premiums written	3,133,302	$2,851,291
Net premiums earned	3,012,381	$2,764,347
Pre-tax income	538,606	574,071
Loss ratio	63.1%	60.2%
Expense ratio	27.8%	28.6%
GAAP Combined ratio	90.9%	88.8%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2025	2024
Net premiums written:
Other liability	$1,108,264	$1,015,614
Short-tail lines (1)	600,192	532,341
Auto	389,154	348,582
Workers' compensation	340,607	304,632
Professional liability	256,238	244,546
Total Insurance	2,694,455	2,445,715
Casualty (2)	186,790	190,019
Property (2)	132,157	98,662
Monoline excess	119,900	116,895
Total Reinsurance & Monoline Excess	438,847	405,576
Total	$3,133,302	$2,851,291

Current accident year losses from catastrophes:
Insurance	$70,617	$27,451
Reinsurance & Monoline Excess	40,491	3,055
Total	$111,108	$30,506

Net Investment income:
Core portfolio (3)	$316,940	$331,177
Investment funds	27,023	(29,349)
Arbitrage trading account	16,329	18,011
Total	$360,292	$319,839

Net realized and unrealized gains (losses) on investments:
Net realized losses on investments	$(4,235)	$(14,308)
Change in unrealized gains on equity securities	19,946	25,811
Total	$15,711	$11,503

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$838,246	$791,532
Insurance service expenses	23,246	21,439
Net foreign currency losses (gains)	19,378	(13,177)
Other costs and expenses	69,040	68,795
Total	$949,910	$868,589

Cash flow from operations	$743,817	$746,235

Reconciliation of net income to operating income:
Net income	$417,571	$442,471
Pre-tax investment gains, net of related expenses	(16,355)	(25,780)
Income tax expense	3,528	6,633
Operating income after-tax (4)	$404,744	$423,324

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2025	December 31, 2024

Net invested assets (1)	$30,728,601	$29,780,638
Total assets	41,345,792	40,448,635
Reserves for losses and loss expenses	20,921,987	20,368,030
Senior notes and other debt	1,832,822	1,831,158
Subordinated debentures	1,009,988	1,009,808
Common stockholders' equity (2)	8,914,039	8,395,111
Common stock outstanding (3)	379,313	380,066
Book value per share (4)	23.50	22.09
Tangible book value per share (4)	22.88	21.46

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(2)As of March 31, 2025, reflected in common stockholders' equity are after-tax unrealized investment losses of $369 million and unrealized currency translation losses of $393 million. As of December 31, 2024, reflected in common stockholders' equity are after-tax unrealized investment losses of $517 million and unrealized currency translation losses of $417 million.
(3)During the three months ended March 31, 2025, the Company repurchased 850,000 shares of its common stock for $49.2 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2025
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$2,926,978	9.5%
State and municipal:
Special revenue	1,436,639	4.7%
State general obligation	298,606	1.0%
Local general obligation	270,901	0.9%
Corporate backed	154,712	0.5%
Pre-refunded	77,893	0.3%
Total state and municipal	2,238,751	7.4%
Mortgage-backed securities:
Agency	3,478,021	11.3%
Commercial	430,838	1.4%
Residential - Prime	186,605	0.6%
Residential - Alt A	1,950	0.0%
Total mortgage-backed securities	4,097,414	13.3%
Asset-backed securities	3,971,671	12.9%
Corporate:
Industrial	3,711,128	12.1%
Financial	3,412,170	11.1%
Utilities	939,354	3.1%
Other	497,706	1.6%
Total corporate	8,560,358	27.9%
Foreign government	1,825,632	5.9%
Total fixed maturity securities (1)	23,620,804	76.9%
Equity securities available for sale:
Common stocks	682,677	2.2%
Preferred stocks	462,363	1.5%
Total equity securities available for sale	1,145,040	3.7%
Cash and cash equivalents (2)	1,926,407	6.3%
Investment funds	1,480,322	4.8%
Real estate	1,304,443	4.2%
Arbitrage trading account	831,705	2.7%
Loans receivable	419,880	1.4%
Net invested assets	$30,728,601	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.7 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.